UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

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API TECHNOLOGIES CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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API TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 11, 2012

To the Stockholders of

API Technologies Corp.

The annual meeting of the stockholders of API Technologies Corp. (the “Company”) will be held at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819, on April 11, 2012 at 10:00 a.m. local time, for the following purposes:

1.	To elect the members of the Board of Directors.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended November 30, 2012.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

These items are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on February 23, 2012, are entitled to notice of and to vote at the annual meeting. The Board has approved these proposals and recommends that you also approve these proposals.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors

/S/ BRIAN R. KAHN
Brian R. Kahn Chairman and Chief Executive Officer

March 7, 2012

API TECHNOLOGIES CORP.

March 7, 2012

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 11, 2012

The enclosed proxy is solicited by the Board of Directors of API Technologies Corp., a Delaware corporation (the “Company,” “we,” “us” or “our”), to be voted at the annual meeting of stockholders to be held at 10:00 a.m. local time at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819 on April 11, 2012, or any postponement or adjournment thereof (“Annual Meeting”). The mailing address of the principal office of the Company is 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819. These proxy solicitation materials and our Transition Report for the six-month period ended November 30, 2011 on Form 10-K, including financial statements, were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about March 9, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on April 11, 2012 — our Transition Report on Form 10-K for the six-months ended November 30, 2011, this Proxy Statement and form of proxy card are available at www.apitech.com/investor-relations/financial-information/annual-report-and-proxy.

Why does this proxy statement contain information relating to the six-months ending November 30, 2011?

On June 3, 2011, our Board of Directors approved a change in the Company’s fiscal year end from May 31 to November 30, with the change to the reporting cycle beginning December 1, 2011. On February 9, 2012, the Company reported its financial results for the six-month transition period from June 1, 2011 to November 30, 2011 on a Transition Report on Form 10-K. Accordingly, much of the information contained in this proxy statement, including compensation related disclosure, covers this transition period.

Who Can Vote?

You may vote if you owned shares of our common stock or Exchangeable Shares of API Nanotronics Sub, Inc., which we refer to as API Sub, at the close of business on February 23, 2012, the record date for our 2012 Annual Meeting. As of February 23, 2012, we had 54,568,448 outstanding shares of the Company’s common stock and 583,033 outstanding Exchangeable Shares, not including Exchangeable Shares held by our subsidiary. We had no class or series of voting stock outstanding other than the common stock and Exchangeable Shares. Each share of our common stock and each Exchangeable Share, other than those held by our subsidiary, outstanding on the record date will be entitled to cast one vote. In this proxy statement, we use the term “stockholders” to mean both holders of our common stock and holders of Exchangeable Shares.

•	API Technologies Corp. Stockholders: You are entitled to one vote for each share you owned on the record date for each director to be elected and on each other matter presented at the meeting.

•

API Nanotronics Sub, Inc. Exchangeable Stockholders: You are entitled to one vote for each Exchangeable Share you owned on the record date for each director to be elected and on each other matter presented at the meeting. You may vote by instructing the trustee of the Exchangeable Shares, Equity Financial Trust Company (the “Trustee”), how to vote your shares. The Trustee will only vote pursuant to your instructions and will not vote any shares for which it has not received instructions. You may also instruct the Trustee to give a proxy to a person named by you, or to our management. Such a proxy can be used to allow you or a person named by you to appear and vote at the meeting. If you would like to vote in person at the meeting, you must contact the Trustee prior to the meeting to obtain the appropriate proxy to vote in person.

What are “Exchangeable Shares”?

Exchangeable Shares are designed to have the same economic rights as common stock, and are exchangeable on a one-for-one basis into our common stock. However, Exchangeable Shares are issued by API Sub and not the Company.

What am I voting on?

•

You are voting to elect five directors. Each director, if elected, will serve a term until the next annual meeting and until his successor has been elected and has qualified. Our Board of Directors recommends a vote “FOR” the election of each of the director nominees named in this proxy statement.

•

You are also voting to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended November 30, 2012. Our Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

Stockholders of record can simplify their voting by voting their shares via telephone or the Internet. Instructions for voting via telephone or the Internet are described on the enclosed proxy card. Being a record holder means that the shares are registered in your name, as opposed to the name of your broker or bank. If your shares are held in the name of a bank or broker (in “street name”), the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please mark your choices on the enclosed proxy card and then date, sign and return the proxy card at your earliest opportunity.

You may also vote in person at the meeting. If your shares are held in street name, you can vote at the meeting only if you have a valid proxy from your bank or broker, confirming your beneficial ownership of shares as of the record date and your authority to vote the shares. Please bring with you to the meeting personal photo identification. If you are a holder of Exchangeable Shares, you or your designee can vote in person by obtaining a proxy from the Trustee of the Exchangeable Shares. If you need directions to the annual meeting location, please call us at (877) 274-0274.

What vote is required to elect directors?

Directors are elected by a plurality vote. That means that the five nominees who receive the most votes are elected. A majority vote is not required. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

What vote is required to ratify the appointment of our independent registered public accounting firm?

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required to ratify the appointment of our independent registered public accountants.

Can I revoke my proxy?

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A stockholder may revoke a proxy by delivering a signed statement to our corporate

Secretary at or prior to the annual meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the annual meeting, another proxy dated as of a later date. If you hold shares through a bank or brokerage firm, you must contact the bank or brokerage firm to revoke any prior voting instructions.

If you hold Exchangeable Shares directly, you must contact the Trustee to revoke any prior voting instructions. A proxy returned by a stockholder that is not subsequently revoked will be voted in accordance with the instructions indicated in the proxy.

What is the record date and what does it mean?

The record date for the 2012 annual meeting of stockholders is February 23, 2012. The record date is set by our Board of Directors, as required by Delaware law. Record stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting, and

•	vote at the meeting and at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy?

•	API Technologies Corp. Stockholders: If no specific instructions are given, proxies that are signed and returned will be voted:

•	“FOR” the election of all director nominees named in this proxy statement, and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended November 30, 2012.

•	API Nanotronics Sub, Inc. Exchangeable Shareholders: If you do not provide specific instructions regarding a matter, your Exchangeable Shares will not be voted with respect to that matter.

How are broker non-votes counted?

If your shares are held by a bank, broker or other nominee and you do not provide the bank, broker or other nominee with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters but cannot vote on non-routine matters.

If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” When votes are tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted.

We believe that Proposal 2 (ratification of independent auditors) will be considered “routine.” We believe that Proposal 1 (election of directors) will be considered “non-routine,” and brokers, banks and certain other nominees that hold your shares in street name will NOT be able to cast votes on this proposal if you do not provide them with voting instructions.

Please provide voting instructions to the broker, bank or other nominee that holds your shares by carefully following their instructions.

Broker non-votes will not be treated as shares represented at the annual meeting as to matter(s) not voted on and will have no effect on the proposals to elect the directors or to ratify Ernst & Young LLP as our independent registered public accounting firm.

How are designations to “withhold authority” and abstentions counted?

If you designate on the proxy that you are “withholding authority” to vote for a director nominee or nominees, your shares will be counted as present solely for the purpose of determining the presence of a quorum for transacting business at the meeting.

As discussed above, a plurality of the votes cast is required for the election of directors, which means that the nominees with the five highest vote totals will be elected as directors. As a result, a designation on the proxy that you are “withholding authority” for a director nominee or nominees will only have the effect of lowering the vote totals of the individual directors for whom authority is withheld.

With regard to any other matters, abstentions (including proxies which deny discretionary authority in any other matters properly brought before this meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such other matters.

What is a quorum?

In order for business to be conducted, a quorum must be represented at the Annual Meeting. Shares entitled to vote one-third of the votes of the outstanding shares must be represented, in person or by proxy, at the meeting to constitute a quorum for purposes of conducting business at the meeting. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” will be considered present at the meeting for purposes of determining a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees and Directors

Nominees

The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the 2013 annual meeting of stockholders and until their successors are elected and qualified, are set forth below. All nominees are currently directors of the Company. If, for any reason, any nominee should become unable or unwilling to serve as a director, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named in the enclosed proxy may exercise their discretion to vote your shares for the substitute nominee.

Each of Matthew E. Avril, Kenneth J. Krieg and Melvin L. Keating qualify as independent in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following table shows information as of March 1, 2012 with respect to each person who is nominated to become a director. Each of them has been serving as a director since 2011.

Name	Age	Position
Brian R. Kahn	38	Chairman and Chief Executive Officer
Matthew E. Avril (1),(2),(3)	51	Director
Kenton W. Fiske	70	Director
Melvin L. Keating (1),(2),(3)	65	Director
Kenneth J. Krieg (1),(2),(3)	51	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

The Board of Directors believes that our current directors, as a whole, provide the diversity of experience and skills necessary for a well-functioning Board. The Board of Directors values highly the ability of individual directors to contribute to a constructive Board environment and the Board believes that the current Board members, collectively, perform in such a manner. Set forth below is a more complete description of each director’s background, professional experience, qualifications and skills.

Brian R. Kahn

Brian R. Kahn became our Chairman of the Board of Directors and Chief Executive Officer on January 21, 2011. Mr. Kahn founded and has served as the investment manager of Vintage Capital Management, LLC (“Vintage”), and its predecessor, Kahn Capital Management, LLC (“KCM”) since 1998. Vintage focuses on public and private market investments in consumer, manufacturing and defense industries. Mr. Kahn also was the former Chairman of the Board of Directors of White Electronic Designs Corporation, where he served on the Governance, Compensation and Strategic Alternatives committees. Additionally, he recently served as a director of Integral Systems, Inc. where he served on the Nominating and Governance, Strategic Growth and Special Litigation committees. Mr. Kahn graduated cum laude and holds a Bachelor of Arts degree in Economics from Harvard University.

As founder of Vintage and KCM, Mr. Kahn brings to the Board business leadership experience and significant investment banking and management skills, including in the defense and electronics industries. He also has corporate governance experience, as former Chairman of the Board of Directors of White Electronic Designs Corporation and board member of Integral Systems, Inc. In addition, as our Chief Executive Officer, he is able to provide the Board with valuable insight on the day-to-day operations of the Company and any current issues it may face.

Matthew E. Avril

Matthew E. Avril has served as a director since February 8, 2011 when he was elected by the board of directors. He has also been Chair of the Company’s Compensation Committee and a member of the Company’s Audit Committee since February 8, 2011, and a member of the Nominating and Governance Committee since its formation in June 2011. Mr. Avril has been President, Hotel Group for Starwood Hotels & Resorts Worldwide, Inc. since September 2008. Mr. Avril is responsible for hotel operations worldwide for Starwood’s nine hotel brands, consisting of approximately 1,100 properties in more than 97 countries. Mr. Avril also oversees Starwood’s global sales organization. Mr. Avril has over 20 years experience in the hospitality and vacation ownership industry, serving most recently as President and Managing Director of Operations for Starwood Vacation Ownership (SVO), a division of Starwood Hotels & Resorts Worldwide from 2002 to 2008. There he oversaw Sales & Marketing, Resort Operations, Finance, Legal Affairs, Homeowner Association Management and Human Resources functions. Mr. Avril graduated in 1982 with honors from the University of Miami and is a Certified Public Accountant.

Mr. Avril brings valuable and extensive operational and finance experience to the Board.

Kenton W. Fiske

Kenton W. Fiske has served as a director since February 8, 2011 when he was elected by the board of directors. Mr. Fiske also was Chief Executive Officer of SenDEC Corp., a wholly-owned subsidiary of the Company, until his retirement from SenDEC on August 31, 2011. He directed all operations of SenDEC. He founded SenDEC in 1972 as a custom electronics design firm, serving the electronics design needs of Xerox, Kodak, and other leading manufacturers in Upstate New York. Prior to launching SenDEC, Mr. Fiske worked for Xerox Corporation as an engineer, technical specialist, and engineering manager engaged in the design and development of new copier and duplicator products. Mr. Fiske graduated from the University of Illinois in 1966 with a BS in Electrical Engineering. He completed advanced studies at both the University of Rochester and the Rochester Institute of Technology. Mr. Fiske is the inventor or co-inventor of 8 U.S. and foreign patents.

As former Chief Executive Officer of SenDEC, a significant subsidiary of the Company, Mr. Fiske brings to the Board a thorough understanding of SenDEC’s operations.

Melvin L. Keating

Melvin L. Keating has served as a director since January 21, 2011 when he was elected by the board of directors. He has also been Chair of the Company’s Audit Committee and a member of the Company’s Compensation Committee since January 21, 2011, and a member of the Nominating and Governance Committee since its formation. Mr. Keating served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from December 2005 to September 2008 and a Special Consultant to Alliance from October 2005 to December 2005. From April 2004 to September 2005, he served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company. He is currently: a director of Red Lion Hotels Corp., serving on its nominating and corporate governance committee; a director of Bitstream Inc., serving on its audit committee and special committee for strategic alternatives; and a director of Crown Crafts, Inc., where he serves on the compensation and capital committees. He recently served as a director of the following public companies: Integral Systems, Inc. (Chair of audit committee, compensation committee, strategic growth committee); Aspect Medical Systems, Inc.

(compensation committee and special committee for acquisitions/divestitures); White Electronic Designs Corporation (audit committee, strategic committee and operations committee); Price Legacy Corp. (Chair of audit committee); LCC International Inc. (audit committee); Infologix Corp. (Chair of audit committee, special committee); Integrated Silicon Solutions Inc. (Chair of audit committee); Tower Semiconductor (audit committee); Plymouth Rubber Company (Chair of audit committee, compensation committee); and Kitty Hawk, Inc. Mr. Keating holds a B.A. degree in History of Art from Rutgers University, and both an M.S. in Accounting and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

Mr. Keating brings extensive business leadership skills and experience to the Board, having served as president and Chief Executive Officer of a worldwide manufacturer and seller of semiconductors and in various other business leadership positions. Mr. Keating also has considerable corporate governance experience from serving on the board of directors, audit committee and compensation committee of numerous companies. This experience provides Mr. Keating with insight into board operations, including emerging trends and best practices. Mr. Keating also has audit and finance experience as a result of his degrees in accounting and finance, experience working as a chief financial officer and service on other public company audit committees.

Kenneth J. Krieg

The Honorable Kenneth J. Krieg has served as a director since February 8, 2011 when he was elected by the board of directors. He has also been a member of the Company’s Audit and Compensation Committees since February 8, 2011 and has been Chair of the Nominating and Governance Committee since its formation. Mr. Krieg heads McLean, VA-based Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change. He also serves on the board of directors of several private companies, is an Executive in Residence at Renaissance Strategic Advisors and is a Distinguished Fellow at the Center for Naval Analyses. Previously, he served as the Undersecretary of Defense for Acquisition, Technology and Logistics (“USD (AT&L)”) from 2005 to 2007, with overall responsibility for the Department of Defense’s (the “DoD”) procurement, research and development, and other major functions. Prior to his appointment as USD (AT&L), he served as Special Assistant to the Secretary of Defense and Director of Program Analysis & Evaluation, leading an organization that advises the Secretary of Defense on defense systems, programs and investment alternatives. Before joining the DoD, he was Vice President and General Manager of the Office and Consumer Papers Division of International Paper Company. Mr. Krieg also recently served as a director of White Electronic Designs Corporation. Mr. Krieg holds a Bachelor of Arts degree in history from Davidson College and a Master’s degree in Public Policy from the Kennedy School of Government at Harvard University.

Mr. Krieg’s extensive experience with defense systems and the DoD along with his strategic planning experience is valuable to the Board.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Recommendation of our Board of Directors

In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. The Board of Directors recommends a vote “FOR” approval of the election of the nominees named herein as directors.

Code of Ethics

The Company has a Code of Ethics for its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. This Code of Ethics is applicable to all of our directors, officers, employees and agents. The Code of Ethics covers the areas of conflicts of interest, corporate opportunities, gifts, confidential information, insider trading and other areas of ethical concern to the Company. The Code of Ethics is posted on our website at www.apitech.com on the Investor Relations, Corporate Governance section. We will post on our website any amendments to or waivers of the Code of Ethics for executive officers or directors in accordance with applicable laws and regulations.

Board of Directors and Its Committees

During the period of June 1, 2011 through November 30, 2011, the Board of Directors held 4 meetings. During that time, each of our incumbent directors attended at least 75% of the meetings of the Board and, as applicable, the Committees on which he served. During the fiscal year ended May 31, 2011, the Board met 11 times, and each director attended at least 75% of the meetings of the Board and, as applicable, the Committees on which he served. The Company does not have a formal policy with regard to Board members attendance at the annual stockholders meeting. All of the directors attended the 2011 annual shareholders meeting.

Audit Committee

The Company has a separately designated Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee operates pursuant to a written charter, which the Board adopted in its current form on November 17, 2010, and can be found on our website www.apitechnologies.com on the Investor Relations, Corporate Governance section. The primary purpose of the Audit Committee of the Board of Directors is to assist the Board of Directors of the Company in fulfilling its responsibility to oversee the integrity of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements by overseeing and reviewing: the financial reports and other financial information, such as earnings press releases; the Company’s system of internal accounting and financial controls; the engagement and services of the Company’s independent registered public accounting firm; and the annual independent audit of the Company’s financial statements. The Audit Committee also evaluates transactions where the potential for a conflict of interest exists.

The members of the Audit Committee during the transition period ended November 30, 2011 were Donald A. Wright, who resigned June 3, 2011, and Messrs Avril, Keating and Krieg. Mr. Keating became a member of the Audit Committee, and its Chairman, on January 21, 2011 and Messrs. Avril and Krieg became members of the Audit Committee on February 8, 2011. The Board of Directors has determined that each of the members of the Audit Committee is independent under NASDAQ listing standards. The Board of Directors also has determined that each of Mr. Keating and Mr. Avril is an audit committee financial expert as defined in Section (d)(5) of Item 407 of Regulation S-K. The Audit Committee held 2 meetings during the six-month transition period ended November 30, 2011 and met 4 times during the fiscal year ended May 30, 2011. Please see the Audit Committee Report below.

Compensation Committee

We also have a standing Compensation Committee. The Compensation Committee determines and approves, or recommends to the Board, the compensation of the Company’s executive officers and such other employees as the Board may designate to the Compensation Committee for determination. The Compensation Committee may also establish compensation for directors. The Compensation Committee has also been charged with administering the Company’s Amended and Restated 2006 Equity Incentive Plan. The Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled Executive Compensation below.

During the transition period ended November 30, 2011 the members of our Compensation Committee were Mr. Wright, who resigned on June 3, 2011, and Messrs Avril, Keating and Krieg. Mr. Keating became a member of the Compensation Committee on January 21, 2011, Mr. Avril became a member and the Chairman on February 8, 2011, and Mr. Krieg became a member on February 8, 2011. The Board of Directors has determined that each member of the Compensation Committee is independent under NASDAQ listing standards. The Compensation Committee operates under a written charter, which can be found on our website www.apitechnologies.com on the Investor Relations, Corporate Governance section.

The Compensation Committee held 1 meeting during the six-month transition period ended November 30, 2011 and met 3 times during the fiscal year ended May 30, 2011.

Nominating and Governance Committee and Nomination Process

In June 2011, due to the growth of the Company, the Board determined that is was in the best interests of the Company to establish a Nominating and Governance Committee. Messrs. Avril, Keating and Krieg (Chair) are the members of the Nominating and Governance Committee, each of whom the Board of Directors has determined is independent under NASDAQ listing standards. The Nominating and Governance Committee’s responsibilities include identifying qualified candidates to serve on the Board, recommending director nominees for the annual meeting of shareholders, identifying individuals to fill vacancies on the Board, and recommending corporate governance guidelines to the Board. Prior to the formation of the Nominating and Governance Committee, the independent directors selected, or recommended for the Board’s selection, the director nominees. During the transition period ended November 30, 2011, the Nominating and Governance Committee held 1 meeting.

In lieu of a nominating committee charter, the Board of Directors adopted a Director Nomination Policy on November 17, 2010. A copy of the Director Nomination Policy can be found on our website www.apitechnologies.com on the Investor Relations, Corporate Governance section.

The current nominees are all currently serving as directors. They became directors in connection with our acquisition of SenDEC Corp. See Change in Control of the Company below.

We also have adopted a policy with respect to director candidates recommended by stockholders. Stockholders wishing to recommend a candidate should submit the recommendation to our Secretary at our principal executive offices not less than 90 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date the annual meeting is advanced by more than 30 days prior to, or delayed by more than 30 days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the 10th day following the day on which the date of such meeting has been first “publicly disclosed.” “Publicly disclosed” or “public disclosure” means disclosure in a press release or in a document publicly filed by us with the SEC.

At the time the stockholder submits the recommendation for a director candidate, the stockholder must provide the following:

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Certification from the candidate that he or she meets the requirements to be (a) independent under the NASDAQ standards, and (b) an independent director under the Securities Exchange Act of 1934, as amended (“the Exchange Act”).

•	Consent of the candidate to serve on the Board, if nominated and elected.

•	Agreement of the candidate to complete, upon request, questionnaire(s) customary for directors of the Company.

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All information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

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As to the stockholder giving notice, (i) the name and address, as they appear on the Company’s stock ledger, of such stockholder, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder, and (iii) if the stockholder intends, directly or indirectly, to solicit proxies in support of such stockholder’s nominee for election or reelection as a director, the stockholder’s notice shall set forth, as to the stockholder and any other participants in the solicitation of proxies, all information relating thereto that is required pursuant to Regulation 14A under the Exchange Act.

The Nominating and Governance Committee will evaluate candidates recommended by stockholders on the same basis as candidates recommended by other sources, including evaluating the candidate against the standards and qualifications set out in our Director Nomination Policy as well as any other criteria approved by the Board of Directors from time to time. The Nominating and Governance Committee will determine whether to interview any candidate.

When evaluating a person for nomination for election to the Board of Directors, the qualifications and skills considered by the Board of Directors and Nominating and Governance Committee include:

•

whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, including applicable NASDAQ rules, and whether the person is qualified under applicable laws and regulations to serve as a director of the Company;

•	whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director;

•	the contribution that the person can make to the Board, with consideration being given to the person’s business experience, education and such other factors as the Board may consider relevant;

•	whether a candidate contributes to the Board’s overall diversity, with diversity being broadly construed to mean a variety of personal and professional experiences and education;

•	opinions, perspectives and backgrounds; and

•	the character and integrity of the person.

In addition, the Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process for identifying nominees will reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board, whom the Board believes continue to make important contributions to the Board and who consent to continue their service on the Board.

Board Leadership Structure and Risk Oversight

The Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The Board has determined that the role of Chairman of the Board (held by Mr. Kahn) need not be separated from the role of Chief Executive Officer at this time because it believes that this currently provides the most efficient and effective leadership model for our company. The Board believes that combining the Chairman and Chief Executive Officer positions is the most effective leadership structure for our company given the size of our Board and Mr. Kahn’s ability to formulate and implement strategic initiatives. As a significant shareholder, who does not currently receive any compensation for his services as Chairman or Chief Executive Officer, the Board believes Mr. Kahn’s interests are sufficiently aligned with the shareholders he represents. In addition, as Chief Executive Officer, Mr. Kahn is involved in our day-to-day operations and is thus in a position to elevate the most critical business issues for consideration by the Board.

The Board has not appointed a lead independent director. Currently, the Board consists of five directors, all of whom, other than Mr. Kahn, our Chairman, and Mr. Fiske, are independent. All of our other previous Board members during the fiscal year ended May 31, 2011 also were independent (Arthur Cape, Eric Goldberg, Bernard

Kraft, and Donald A. Wright), other than Phillip DeZwirek, Jason DeZwirek, and Jonathan Pollack. Due to the current size of the Board, the independent directors are able to monitor the activities of our company and meet regularly in executive sessions without management to discuss the development and strategy of our company. These executive sessions allow the independent directors to review key decisions and discuss matters in a manner that is independent of our Chief Executive Officer. Therefore, the Board has determined that a lead independent director is not necessary at this time. To the extent the composition of the Board changes or grows in the future, the Board of Directors may reevaluate the need for a lead independent director.

Our management is responsible for identifying, assessing and managing the material risks facing the Company. The Board of Directors performs an important role in the review and oversight of these risks, and generally oversees the Company’s risk management practices and processes, with a strong emphasis on financial controls. The Board has delegated primary oversight of the management of (i) financial and accounting risks and related-party transaction risks to the Audit Committee and (ii) compensation risk to the Compensation Committee. To the extent that the Audit Committee or Compensation Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board.

Director Qualifications and Diversity

Our Board of Directors believes that the Board, as a whole, should have a diverse range of characteristics and skills to function at an optimal level in exercising its oversight over the Company. When evaluating a person for nomination for election to the Board of Directors, the qualifications and skills considered by the Board of Directors, including the Nominating and Governance Committee, include:

•

Whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, and whether the person is qualified under applicable laws and regulations to serve as a director of the Company.

•	Whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director.

•	The opinions, perspectives and backgrounds of the person.

•

The contribution that the person can make to the Board of Directors, with consideration being given to the person’s business experience, education, skills, conflicts of interest, the interplay of the candidate’s experience with that of other Board members, and such other factors as the Board of Directors may consider relevant.

•	The character and integrity of the person.

The Board applies a broad concept of diversity, which includes all of the criteria listed above together with other factors such as the nominee’s age and leadership abilities. Although we do not have a diversity policy, when the Board seeks new director candidates to add to the Board or to replace directors who have resigned or recommends the re-election of incumbent directors, the Board selects director nominees on the basis of all of these criteria with the goal of finding the best match for our Board.

With respect to skill set diversity, the Board seeks to have directors and nominees with not only experience and expertise related to secure communications and electronic components but also in a broad range of other areas. The Board currently consists of members with expertise in hotel operations, finance, and investment banking.

Report of the Company’s Board of Directors’ Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the Company’s Transition Report on Form 10-K for the transition period from June 1, 2011 to November 30, 2011, with the Company’s management and has discussed with Ernst & Young LLP, the

Company’s independent registered public accounting firm (the “Auditors”), those matters required to be discussed by the Auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

In addition, the Auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the Auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed the Auditors’ independence with the Auditors.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Transition Report on Form 10-K for the period ended November 30, 2011, for filing with the Securities and Exchange Commission.

Audit Committee

Melvin L. Keating (Chairman)

Matthew E. Avril

Kenneth J. Krieg

Stockholder Communication with the Board of Directors

The Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors for matters other than director nominations. Stockholders who would like to communicate with the Board of Directors, or a committee of the Board of Directors, should send the communication to: Chairman of the Board, API Technologies Corp., 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819.

The Chairman will forward such communications to the Board of Directors at or prior to the next meeting of the Board of Directors. Stockholders wishing to communicate only with the independent directors can address their communications to “Independent Directors, c/o Chairman of the Board” at the same address above. These communications will be forwarded to the independent directors at or prior to the next meeting of the independent directors.

The Board of Directors or the independent directors will determine, in their respective sole discretion, the method by which any such communications will be reviewed and considered.

Security Ownership of Certain Beneficial Owners and Management

As of February 23, 2012, we had 54,568,448 shares of our common stock outstanding and 583,033 Exchangeable Shares outstanding. The following table sets forth as at February 23, 2012, the name and address and the number of shares of our common stock (assuming for such purposes that the Exchangeable Shares constitute outstanding shares of our common stock), beneficially owned by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each director and each named executive officer and (iii) all officers and directors as a group. Unless otherwise indicated, the address for the executive officers and directors is the executive office of the Company.

Name and Address of Beneficial Owner	Number of Our Shares of Common Stock Beneficially Owned (1)	Percentage of Our Shares of Common Stock Beneficially Owned (2)(3)
Brian R. Kahn (4)(5)	22,000,000	39.9%

Bel Lazar	159,981	*

Kenton W. Fiske (6)	149,500	*

Matthew E. Avril (7)	57,300	*

Melvin L. Keating (7)	12,600	*

Kenneth J. Krieg (7)	9,000	*

John P. Freeman	0	*

All Officers and Directors as a group (8 persons)	22,388,381	40.5%

5% stockholders

Vintage Albany Acquisition, LLC (5) 4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL 32819	22,000,000	39.9%

Senator Investment Group LP (8) 1330 Avenue of the Americas 26th Floor New York, NY 10019	5,929,231	10.8%

*	Less than 1%.
(1)	All shares are owned directly and beneficially by the stockholder indicated and such stockholder has sole voting and investment power, unless otherwise indicated. Includes both our common stock and Exchangeable Shares of API Sub convertible into our common stock. Does not include Exchangeable Shares owned by us or our subsidiaries.
(2)	Computed by dividing the number of shares beneficially held by each stockholder, including shares of common stock such stockholder has the right to acquire through the exercise of any option, warrant or right within 60 days, by the sum of (i) the total number of issued and outstanding shares of our common stock, plus (ii) the total number of issued and outstanding Exchangeable Shares (other than Exchangeable Shares owned by us and our subsidiaries) plus (iii) shares of common stock such stockholder has the right to acquire through the exercise of any option, warrant or right within 60 days. Excluded are API Electronics Group, Inc. common shares convertible into our common stock or Exchangeable Shares pursuant to the Plan of Arrangement that we entered into with API Electronics Group, Inc. in connection with a business combination in November 2006.
(3)	For purpose of this calculation, Exchangeable Shares are treated as the same as our common shares.
(4)	Mr. Kahn shares voting control and investment control of all of the 22 million shares.
(5)	Vintage Albany Acquisition, LLC, Vintage Albany Partners LP, Vintage Albany Partners GP LLC, Vintage Capital Management, LLC, Kahn Capital Management, LLC, Brian R. Kahn, Andrew M. Laurence and Jeremy R. Nowak have shared voting power and shared investment power with respect to all 22 million shares.
(6)	Includes 147,000 shares underlying options, all of which options are vested.
(7)	Includes 4,000 vested restricted stock units (“RSUs”) of 12,000 RSUs granted on June 3, 2011 and 5,000 RSUs granted on November 4, 2011 that will vest the day before the 2012 annual meeting.
(8)	Reflects beneficial ownership derived solely from information reported in a Form 3 filed with the SEC on July 5, 2011 and a Schedule 13G filed March 28, 2011. Such Schedule 13G indicates that Senator Investment Group LP serves as investment manager to certain investment funds, and, as such, has investment discretion over such shares, and that Douglas Silverman and Alexander Klabin have control of a Delaware limited liability company that may be deemed to control Senator Investment Group LP.

Change in Control of the Company

On January 21, 2011, the Company completed the acquisition of SenDEC Corp., which we refer to as SenDEC, from Vintage Albany Acquisition, LLC, which we refer to as Vintage. The acquisition was pursuant to an Agreement and Plan of Merger dated January 9, 2010, as amended January 19, 2011, among the Company, Vintage, SenDEC, and API Merger Sub, Inc., which we refer to as the Merger Agreement. Under the Merger Agreement, Vintage received 22 million shares of the Company’s common stock as consideration for the SenDEC acquisition, which represented approximately 71.5% of the voting securities of the Company as of January 21, 2011, and represents approximately 39.9% of the voting securities of the Company as of February 23, 2012.

Also on January 21, 2011, in connection with the acquisition of SenDEC, Phillip DeZwirek, Jason DeZwirek and Jonathan Pollack tendered their resignations as officers and members of the Board of Directors and Arthur Cape and Bernard Kraft tendered their resignations from the Board of Directors effective immediately. Mr. Cape served on the Audit Committee and Mr. Kraft served on the Audit Committee as its Chair and on the Compensation Committee. The remaining Board members, Donald A. Wright and Eric Goldberg, on January 21, 2011 appointed Brian R. Kahn and Melvin L. Keating as members of the Board of Directors to fill two of the vacancies. In addition, on February 8, 2011, after the ten day period following the mailing of the information statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, Kenneth J. Krieg, Matthew E. Avril, and Kenton W. Fiske were appointed to serve as members of the Board of Directors of the Company. The new directors were appointed in accordance with the terms of the Merger Agreement. On June 3, 2011, Mr. Goldberg and Mr. Wright resigned from the Board of Directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons beneficially owning more than ten percent of a class of our equity securities to file certain reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of Section 16(a) reports and any written representations made to us, the Company believes that all such required filings for the six-month transition period ended November 30, 2011 were made in a timely manner.

Certain Transactions

Since June 1, 2009, the following transactions have occurred in which persons who were directors, officers or owners of more than 5% of our common stock, had a direct or indirect material interest.

The Company was party to an oral agreement with Icarus Investment Corp. (“Icarus”), a shareholder of the Company that is controlled by Jason DeZwirek, former Secretary and director of the Company, and Phillip DeZwirek, former Chairman, Chief Executive Officer and director of the Company. Under the agreement, Icarus provided office space, office equipment and supplies, telecommunications, personnel and management services to the Company for an annual fee of $170,000 (plus certain expenses). During the years ended May 31, 2010 and May 31, 2011, the Company paid Icarus $186,855 and $131,802, respectively, for such services. Icarus also received a $750,000 change in control payment that was paid in connection with the SenDEC acquisition. The agreement terminated as of January 21, 2011.

During the 2011 and 2010 fiscal years, Mr. Jason DeZwirek, pursuant to an oral agreement, provided strategic planning services, including the identification and evaluation of financing options, capital structure, and potential acquisitions. The Company paid him $67,728 and $90,304 in fiscal 2011 and 2010, respectively, under such agreement. Mr. DeZwirek also received a change in control payment of $250,000 in connection with the SenDEC acquisition. The agreement terminated as of January 21, 2011.

On June 23, 2009, the Company issued $3,650,000 of secured convertible promissory notes (the “Notes”) to a group of investors. The investors included Jason DeZwirek, who purchased $700,000 of the Notes, Jonathan Pollack, then a director and our former Executive Vice President, who purchased $50,000 of the Notes, and Icarus, which purchased $700,000 of the Notes. The Notes were convertible into shares of our common stock at a price of $3.00 per share at any time. The Notes were due on June 23, 2012 and accrued interest at the rate of 12% per annum, payable quarterly. The Notes were secured by the personal property of the Company and its subsidiaries. We paid $174,000 in interest in fiscal year 2011 and $134,433 in fiscal year 2010 with respect to the Notes of such related parties. On January 31, 2011, the principal amount of the Notes were converted into shares of our common stock.

On December 21, 2009, the Note and Security Agreement between the Company and the holders of the Notes was amended (the “First Amendment”) to permit the Company to incur certain secured senior debt. In consideration of the holders of the Notes entering into the First Amendment, API agreed to issue warrants (the “December Warrants”) to purchase approximately 250,000 shares of the common stock of the Company, pro rata among the Note holders, at an exercise price of $5.08 per share. The December Warrants expire June 23, 2012. Mr. Jason DeZwirek, Mr. Pollack and Icarus received 11,987; 856; and 11,987, respectively, of the December Warrants.

On January 20, 2010 and January 22, 2010, the Company conducted a private placement of $20,000,000 of Secured Promissory Notes (“Secured Notes”) and warrants to purchase 3,571,447 shares of common stock (“Warrants”) of the Company to various investors including Icarus ($2,500,000 Secured Note, 111,608 Warrants), DAJJ Family Trust, an affiliate of Mr. Jason DeZwirek ($2,000,000 Secured Note, 89,286 Warrants), Maxchar Family Trust, an affiliate of Mr. Pollack ($250,000 Secured Note, 11,161 Warrants), Bernard Kraft, then a director ($150,000 Secured Note, 6,697 Warrants), Claudio Mannarino, our then Chief Financial Officer ($50,000 Secured Note, 2,233 Warrants), Stephen Pudles, our then Chief Executive Officer and a director ($100,000 Secured Note, 4,465 Warrants), and Donald A. Wright ($100,000 Secured Note, 4,465 Warrants). The Secured Notes were due three years from issuance, with interest accruing at an annual rate of 15% per annum, payable in arrears each calendar quarter. The Company could elect to prepay all or a portion of the Secured Notes anytime. If prepaid in the first year, the Company was required to pay the investor interest that would have accrued on such prepaid amount from and after the prepayment date to January 20, 2011. Otherwise, the Company would have been required to pay the investor an additional 2% of the prepaid amount. The Secured Notes were secured by the assets of API and its subsidiaries pursuant to security agreements, excluding real estate. The Company elected to prepay all of the Secured Notes on January 20, 2011. In fiscal 2011 and 2010, the Company paid $624,349 and $148,151 in interest under the Secured Notes to such related parties. The Warrants have an exercise price of $5.60 per share and expire in five years.

Mr. Kahn and Andrew Laurence, our former Chief Accounting Officer and Vice President of Finance, are deemed to beneficially own the 22 million shares of our common stock issued to Vintage in connection with the SenDEC acquisition.

On March 18, 2011, the Company entered into a Common Stock Purchase Agreement pursuant to which the Company issued 17,095,102 shares of its common stock in a private placement for a purchase price of $6.00 per share. The purchasers included then directors Eric Goldberg (33,333 shares) and Mr. Wright (25,000 shares), JMP Fam Holdings Inc., an affiliate of Mr. Pollack (41,667 shares), Mr. Mannarino (8,333 shares), Icarus (166,667 shares), DAJJ Family Trust (166,667 shares), and Phillip DeZwirek (166,667 shares), all of whom purchased on the same terms as the other purchasers. The Common Stock Purchase Agreement provides that if the Company proposes to issue any shares of its common stock or securities that include the right to acquire its common stock, other than in certain issuances, each purchaser that holds at least 5% of the Company’s outstanding common stock (calculated on a fully converted and exchanged basis) has the right to purchase its pro rata share of such securities, based on the number of shares of common stock (including shares of the Company’s common stock issuable upon conversion or exchange of other securities of the Company) held by such purchaser in the Company before such issuance. The Company also has agreed, pursuant to a Registration Rights

Agreement, to prepare and file a registration statement covering the resale of the shares purchased, and to keep the registration statement effective until the earliest of March 18, 2016, the date on which all of the shares sold pursuant to the Common Stock Purchase Agreement may be sold under Rule 144, or the date on which all of such shares sold pursuant to the Common Stock Purchase Agreement have been sold by such purchasers.

The Company entered into another Common Stock Purchase Agreement on June 27, 2011, pursuant to which the Company issued 4,791,958 shares of its common stock in a private placement for a purchase price of $6.50 per share. The purchasers included Senator Sidecar Master Fund LP (769,231 shares), which had become a shareholder holding over 5% of our common stock upon purchase of 4,550,000 of our shares under the Common Stock Purchase Agreement dated March 18, 2011. Senator Sidecar Master Fund LP also received 200,000 shares in consideration for a backstop commitment provided by it in connection with the June 2011 offering. The Common Stock Purchase Agreement provides that if the Company proposes to issue any shares of its common stock or securities that include the right to acquire its common stock, other than in certain issuances, each purchaser that holds at least 5% of the Company’s outstanding common stock (calculated on a fully converted and exchanged basis) has the right to purchase its pro rata share of such securities, based on the number of shares of common stock (including shares of the Company’s common stock issuable upon conversion or exchange of other securities of the Company) held by such purchaser in the Company before such issuance. The Company also has, pursuant to a Registration Rights Agreement, agreed to prepare and file a registration statement covering the resale of the shares purchased, and to keep the registration statement effective until the earliest of June 27, 2016, the date on which all of the shares sold pursuant to the Common Stock Purchase Agreement may be sold under Rule 144, or the date on which all of such shares sold pursuant to the Common Stock Purchase Agreement have been sold by such purchasers.

Executive Compensation

Compensation Policies and Procedures

Throughout this Proxy Statement, the individuals included in the Summary Compensation Table below are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee oversees our compensation programs, with particular attention to the compensation for our Chief Executive Officer, President, Chief Financial Officer and the other named executive officers. It is the responsibility of the Compensation Committee to review and approve or, as the case may be, recommend to the Board of Directors for approval, changes to our compensation policies and benefits programs, to recommend and approve stock-based awards to named executive officers, and to otherwise ensure that the Company’s compensation philosophy is consistent with the best interests of the Company and its stockholders and is properly implemented and monitored. We have not used compensation consultants in determining or recommending the amount or form of executive or director compensation.

The day-to-day administration of savings plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by our human resources and finance department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee.

The Compensation Committee currently consists of Matthew E. Avril, Chairman, Melvin L. Keating and Kenneth J. Krieg.

Compensation Philosophy

The goal of our executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time attracting, motivating and retaining key employees. To achieve this goal, the Company’s named executive officers are offered compensation opportunities that are linked to the Company’s financial performance and to individual performance and contributions to the Company’s success.

To achieve this goal, the Compensation Committee focuses on the following considerations:

•

An emphasis on rewarding our named executive officers with total compensation (including cash and stock awards) at competitive market levels, based on each executive’s experience, skills and individual performance; and

•

An appropriate mix of short-term (salary and cash bonuses) and long-term compensation (stock options and stock awards), which facilitates retention of talented executives and balances short-term and long-term financial goals and behaviors within the Company.

The primary components of the Company’s executive compensation program for its named executive officers have been: (a) base salaries, (b) bonuses, and (c) long-term incentive opportunities in the form of stock options and stock awards, including RSUs.

Compensation Components

For the transition period ended November 30, 2011 and for the fiscal year ended May 31, 2011, the Company primarily used three types of compensation in paying its key executives: base salaries, cash bonuses, and stock awards, including RSUs.

Base Salary

In setting base pay for the Company’s key executives, the Compensation Committee and/or the Chief Executive Officer reviews the following quantitative and qualitative factors: Company performance, the executive’s individual performance and scope of responsibility, internal equity and other considerations.

The Compensation Committee believes that an executive’s base salary should be targeted at market competitive levels while rewarding outstanding performance with above-average total compensation. Subject to the terms of employment agreements, base salaries for executives are reviewed annually, and are adjusted from time to time based on a review of individual performance.

Cash Bonuses

Effective June 1, 2011, we hired John P. Freeman as Chief Financial Officer. In connection with our acquisition of Spectrum Control, Inc., which we refer to as Spectrum, and as consideration for his service to Spectrum prior to the acquisition, he received a $248,000 closing bonus.

Under the employment letter agreement of Bel Lazar, our President and Chief Operating Officer, he is entitled to a cash incentive bonus payable upon the achievement of performance goals to be established by the Compensation Committee, with a target of 70% of his salary, and a maximum target opportunity of 100%. In lieu of a cash bonus in 2011, Mr. Lazar received the RSUs referenced in Long-term Incentives below.

The Compensation Committee may also grant cash bonuses in its discretion on a case by case basis.

Long-term Incentives

Stock-based compensation has been an element of the Company’s compensation program for its key executives. The Company’s Amended and Restated 2006 Equity Incentive Plan was adopted by the Board and approved by our stockholders on October 19, 2007 and amended and restated on June 3, 2011. The purpose of the plan is to allow the Company to grant options to purchase shares of the Company’s common stock or to grant RSUs, restricted stock or bonus stock awards. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the plan, the size of a particular award of an option or stock grant based upon its subjective assessment of an individual’s performance, responsibility and functions and how this performance may have contributed, or is expected to contribute, to the Company’s performance.

We believe awards pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan align the interests of management with those of the Company’s stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will benefit under such plan only if the other stockholders of the Company also benefit. The purpose of the plan is to encourage executives and others to acquire a proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. The Company has no formal policy regarding stock ownership or retention by the Company’s named executive officers.

In connection with his hiring, in the fiscal year ended May 31, 2011, Mr. Lazar was granted 300,000 shares of common stock, of which certain shares were withheld for taxes.

The Compensation Committee granted Mr. Freeman 10,000 RSUs as a bonus for his contributions to the Company during the transition period and granted Mr. Lazar 100,000 RSUs in light of the Company’s performance and his personal efforts, including with respect to the operations of the Company and the integration of our recent acquisitions with the Company.

The Board of Directors on January 21, 2010, in connection with the SenDEC acquisition, approved a Management Bonus Plan (the “Bonus Plan”), under which certain SenDEC employees and executives, including Kenton W. Fiske as former Chief Executive Officer of SenDEC, will be eligible for a management bonus of up to

$11 million in the aggregate, potentially payable in three installments through July 31, 2013, based on achievement of certain financial milestones of SenDEC. The bonus amounts will be based on adjusted EBITDA, with such adjustments as set forth in the Bonus Plan, as of July 31, 2011, 2012 and 2013. The bonus payments, if any, are payable no later than October 31 of the year in which a bonus period ends, with the first bonus amount, if any, due for the year ended July 31, 2012. The first installment is based on financial results for the trailing twelve-months ending July 31, 2012. The Bonus Plan is to be administered by the Company’s Board of Directors, or such other committee as it designates.

Perquisites and Other Personal Benefits

The Company provides certain named executive officers with certain perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites include car allowances and payment of life insurance premiums.

API Electronics, one of our subsidiaries, sponsors a 401(k) retirement plan for our U.S. employees. Pursuant to this plan, the Company matches contributions each pay period at 50% of the employees contributions up to 3% of an employee’s compensation.

Attributed costs of the perquisites described above for the named executive officers for the transition period ended November 30, 2011 and the fiscal year ended May 31, 2011 are included in column All Other Compensation of the Summary Compensation Table in the Executive Compensation section.

Role of Executive Officers in Compensation Decisions

Based on the foregoing objectives, the Compensation Committee structures the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate the named executive officers to achieve the business goals set by the Company and to reward the named executive officers for achieving such goals. The Compensation Committee from time to time will rely upon recommendations made by the Company’s management, and in particular, the Chief Executive Officer, regarding compensation for named executive officers. The chief executive officer is not currently paid compensation, but he does not and will not participate in the determination of his compensation. The Compensation Committee will review and approve, or, if the situation warrants, will recommend to the full Board of Directors for approval, all new executive compensation programs, including those for the named executive officers. The Chief Executive Officer and such other executives as the Chief Executive Officer deems appropriate will review the performance of each of the named executive officers of the Company (other than the chief executive officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual cash performance and stock-based award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to named executive officers.

Risk Considerations in our Compensation Program

We generally structure the compensation of management to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income so executives do not feel pressured to focus exclusively on short term gains, or annual stock price performance which may be to the detriment of long term appreciation and other business metrics. The variable (stock grants and stock option awards) portion of compensation is designed to reward both individual performance and overall corporate performance. For individual performance, any bonuses are qualitatively determined by the Compensation Committee. Stock options will reward the recipient only if improved overall corporate performance is reflected in the public stock price. Similarly, stock grants further reward the recipient if overall corporate performance is reflected in the public stock price. We believe that the variable components of compensation are sufficient to motivate executives to produce superior short and long terms corporate results while the fixed element is also sufficient that executives are not encouraged to take unnecessary or excessive risks in doing so.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each named executive officer for the six-month transition period ended November 30, 2011, and the fiscal year ended May 31, 2011. None of the named executive officers were employees of the Company in the fiscal year ended May 31, 2010.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	All Other Compensation ($)		Total ($)
Brian R. Kahn (PEO)(2)	Transition Period 2011	—	—		—	—		—
Chairman and Chief Executive Officer		—	—		—	—		—

Bel Lazar(3)	Transition Period 2011	250,414	—		372,000	21,507	(4)	643,921
President and Chief Operating Officer		115,576	—		2,256,000	4,623	(5)	2,376,199

John P. Freeman(6)	Transition Period 2011	110,710	248,000	(7)	37,200	3,262	(8)	399,172
Chief Financial Officer		—	—		—	—		—

(1)	Represents the aggregate grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards, including RSUs, is measured based on the closing price of our common stock on the date of grant.
(2)	Mr. Kahn became Chief Executive Officer and Chairman on January 21, 2011.
(3)	Mr. Lazar became President and Chief Operating Officer effective March 1, 2011.
(4)	Includes $1,136 of insurance premiums and $20,371 for health plans.
(5)	Includes 401(k) contributions.
(6)	Mr. Freeman became Chief Financial Officer effective June 1, 2011.
(7)	Represents a bonus paid in consideration for his services to Spectrum prior to the acquisition of Spectrum and paid in connection with the acquisition.
(8)	Includes $984 of insurance premiums and $2,278 for health plans.

Outstanding Equity Awards at November 30, 2011

None of the named executive officers held outstanding equity awards as of November 30, 2011. No named executive officer exercised or had restricted stock awards vest during the transition period.

Narrative Disclosure to Summary Compensation Table

Brian R. Kahn

Mr. Kahn became our Chairman and Chief Executive officer on January 21, 2011 in connection with the SenDEC acquisition. Mr. Kahn waived all compensation for the transition period and for the year ended May 31, 2011, and has no current agreement to be paid compensation.

Bel Lazar

Mr. Lazar became our President and Chief Operating Officer effective March 1, 2011. Under his letter agreement with the Company, he is entitled to a base salary of $500,000 and an annual cash incentive payable for the achievement of performance goals to be established by the Compensation Committee. His target for the incentive payment is 70% of his base salary, with a maximum target opportunity of 100%. Mr. Lazar also was granted 300,000 shares of stock as a signing bonus. For his performance during the transition period, in lieu of a cash bonus, the Compensation Committee granted Mr. Lazar 100,000 RSUs that vest over a 3 year period. Mr. Lazar’s employment is at-will, and either party may terminate the employment at any time, and the Company is entitled to modify his job title, salary and benefits. Mr. Lazar has no agreements for severance or change in control payments.

John P. Freeman

On June 1, 2011, in connection with the acquisition of Spectrum by the Company, the employment of John P. Freeman as the Company’s Chief Financial Officer commenced. Pursuant to a letter agreement with the Company effective June 1, 2011, Mr. Freeman’s annual base salary is $248,000. In consideration of his service to Spectrum prior to the acquisition of Spectrum by the Company on June 1, 2011, and in connection with the acquisition, Mr. Freeman received a lump sum closing bonus payment of $248,000. The Compensation Committee also granted Mr. Freeman 10,000 RSUs that vested immediately as a bonus for his contributions to the Company during the transition period.

Mr. Freeman’s employment with the Company is on an at-will basis. However, if the Company terminates Mr. Freeman for any reason other than death, disability or cause (as defined below), or if Mr. Freeman voluntarily terminates his employment, the Company will generally maintain in full force and effect Mr. Freeman’s coverage (i) under any medical and dental insurance to which he would have been entitled under any employee benefit plans, programs or arrangements maintained by the Company until Mr. Freeman reaches age 65, and (ii) under any life and accidental death and dismemberment insurance plans to which he would have been entitled under any employee benefit plans, programs or arrangements maintained by the Company for a period of 12-months following termination. In addition to the foregoing benefits, Mr. Freeman will become entitled to a lump sum payment by the Company of $50,000 upon termination by the Company for any reason other than death, disability or cause, or upon Mr. Freeman’s voluntary termination of his employment, at any time on or after September 2, 2011, with the payment of such amount conditioned upon Mr. Freeman’s execution of a general release and waiver of age and other claims.

For purposes of the letter agreement with Mr. Freeman, “cause” means (i) the willful engagement in gross misconduct that is materially and demonstrably injurious to the property or business of the Company or any of its subsidiaries, or (ii) fraud, misappropriation or commission of a felony. No act or failure to act will be considered “willful” unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the interests of the Company or not opposed to the interests of the Company.

Director Compensation for Six-Months Ended November 30, 2011

The following table provides information of the compensation earned during the six-month transition period ended November 30, 2011 for directors who are not named executive officers and who served as a director at any time during the transition period.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1),(2) ($)	All Other Compensation ($)	Total ($)
Matthew E. Avril	23,750	109,250	—	133,000
Kenton W. Fiske(3)	—	—	116,869	116,869
Melvin L. Keating	25,000	109,250	—	134,250
Kenneth J. Krieg	23,750	109,250	—	133,000
Eric Goldberg(4)	—	—	—	—
Donald A. Wright(4)	—	—	—	—

(1)	Represents the aggregate grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of each RSU is measured based on the closing price of our common stock on the date of grant.
(2)	The listed directors had the following options and RSUs outstanding at the end of the six-month period ended November 30, 2011: Mr. Avril: 17,000 RSUs, 4,000 of which were vested; Mr. Fiske: 147,000 options, all of which were vested; Mr. Keating: 17,000 RSUs, 4,000 of which were vested; Mr. Krieg: 17,000 RSUs, 4,000 of which were vested; and Mr. Wright: 2,084 options, all of which were vested.
(3)	Mr. Fiske became a director on February 8, 2011. He formerly served as an employee as our Chief Executive Officer of SenDEC, which position he retired from effective August 31, 2011. The amounts in this table represent amounts paid in connection with his services as SenDEC’s Chief Executive Officer. He has not received any fees as a director. The compensation amounts listed in the column All Other Compensation represent $108,237 Mr. Fiske received as salary and $8,632 for insurance premiums, health plans, and 401(k) contributions ($1,521, $4,217, and $2,894, respectively). Mr. Fiske performed his services as Chief Executive Officer of SenDEC pursuant to a letter agreement. Under the terms of the letter agreement, Mr. Fiske received a base salary of $310,959 and was entitled to participate in the Bonus Plan. Either party was entitled to terminate the agreement for any reason. The Company entered into a Retirement, General Release, and Confidentiality Agreement with Mr. Fiske in connection with his retirement as the Chief Executive Officer of SenDEC. The agreement provides that, in accordance with the terms of his letter agreement, he is entitled to the amount of bonuses he would have received under the Bonus Plan, if any, if he had continued to be employed, and will continue to receive the same medical benefits, long term care, life insurance and disability benefits provided to him immediately prior to his retirement date. In addition, the Company agreed that the exercise date of his options, January 21, 2021, would not be affected by his retirement. Mr. Fiske is subject to non-compete and non-solicitation obligations that last until January 21, 2015.
(4)	Messrs. Goldberg and Wright resigned as members of the Board on June 3, 2011.

Prior to the SenDEC acquisition on January 21, 2011, we paid each of our independent directors $10,000 a year, payable quarterly, to serve as directors of the Company and the Chairman of the Audit Committee received an additional $15,000 and the Chairman of the Compensation Committee of the Company received an additional $5,000 per year. Such amounts were also payable quarterly. Following the acquisition of Spectrum Control, Inc. in June, 2011, the Board determined that in order to attract and retain qualified non-employee member of the Board, that independent directors would receive director compensation in both cash and restricted stock units. Independent directors, therefore, currently receive an annual cash retainer of $40,000, the chair of the Audit Committee receives an additional annual cash retainer of $10,000 and the chairs of the Compensation Committee and the Nominating and Governance Committee each receive an additional cash retainer of $7,500, with all such amounts payable quarterly.

In addition, on June 3, 2011, the independent directors Messrs. Avril, Keating and Krieg received 12,000 restricted stock units, 4,000 of which vested on the date of grant, and 4,000 of which will vest on each of June 3, 2012 and June 3, 2013, subject to continued service by each recipient through such date. Any other person who becomes a non-employee independent director will be entitled to 10,000 restricted stock units, with one-third immediately exercisable and the remaining two-thirds vesting in two equal installments on the first and second anniversary date of the grant subject to the continued service of the recipient as a member of the Board through such date. Also, an award of 5,000 restricted stock units is to be granted automatically to each non-employee independent director on the day of each annual meeting, with such award vesting on the day prior to the annual meeting following the annual meeting at which such award is granted, subject to the continued service of the recipient as a Board member through such date. Mssrs. Avril, Keating and Krieg, therefore, received 5,000 restricted stock units on November 4, 2011, the date of our 2011 annual stockholder meeting.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of November 30, 2011.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders(1)	1,970,591	$5.72	3,413,963
Equity compensation plans not approved by security holders(2)	2,084	$12.00	—

Total	1,972,675	$5.73	3,413,963

(1)	The Company’s 2006 Equity Incentive Plan was approved by shareholders on October 19, 2007. 196,000 stock options and restricted stock units were awarded to plan participants for the six-month period ended November 30, 2011.
(2)	Represents 2,084 options under stock option grant awarded to Donald A. Wright, a former director.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

On June 3, 2011, our Board determined to change our fiscal year end to November 30 from May 31, with the change to the reporting cycle beginning December 1, 2011. Our Board, at the recommendation of the Audit Committee, appointed Ernst & Young LLP (“E&Y”) to serve as the independent registered public accounting firm of the Company for the fiscal year ended November 30, 2012.

On February 24, 2011, our Board of Directors adopted and approved the recommendation of its Audit Committee that the Company dismiss WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective as of February 25, 2011, and engage E&Y as its new independent public accounting firm, subject to the completion of E&Y’s independence and client acceptance procedures, to review our consolidated financial statements beginning with the quarter ended February 28, 2011, and to serve as our independent registered public accounting firm for the fiscal year ended May 31, 2011. Those procedures were completed on February 28, 2011, and the Board of Director’s appointment of E&Y was therefore concluded on that date.

Withum’s reports on the Company’s consolidated financial statements for each of the fiscal years ended May 31, 2010 and May 31, 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended May 31, 2010 and May 31, 2009 and through the date of Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, of auditing scope or procedure which, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During our fiscal years ended May 31, 2010 and May 31, 2009, and during the subsequent interim period preceding the engagement of E&Y, the Company did not consult with E&Y regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee pre-approves any engagement of E&Y and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval. Representatives of E&Y are not expected to be present at the Annual Meeting. However, if present, E&Y representatives would be allowed to make a statement and answer appropriate questions at the annual meeting. If the stockholders fail to ratify the appointment of E&Y, the Audit Committee would reconsider the recommendation.

Independent Registered Public Accounting Firm Fees

The following table sets forth the fees for services provided by E&Y and Withum relating to the transition period ended November 30, 2011 and the fiscal years ended May 31, 2011 and May 31, 2010.

	Fiscal Year 2010	Fiscal Year 2011			Six-Months ended November 30, 2011
	Withum	Withum		E&Y	E&Y
Audit Fees	$375,948		$87,458	$604,321	$755,544
Audit-Related Fees	$43,216		$94,829	$—	$18,000
Tax Fees	$—		$2,022	$4,800	$85,954
All Other Fees	$—	$		$160,000	$—
Total	$419,164		$184,309	$769,121	$859,498

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee has considered whether providing non-audit services is compatible with maintaining E&Y’s independence.

Audit Fees

These are fees for professional services for the audit of our annual and transition period consolidated financial statements, the review of financial statements included in Quarterly Reports on Form 10-Q and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

These are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. During fiscal 2010, Withum provided services related to the audit of our 401(k) plan, services related to the review of a Post-Effective Amendment to our S-1 registration statement, and consultation services regarding financial accounting and reporting issues related to acquired entities. During the fiscal year ended May 31, 2011, Withum provided services related to the review of Post-Effective Amendments to our registration statements, review of 2011 tax provisions in conjunction with the 2011 audit, discussions regarding technical accounting matters, regulatory matters and transition of auditors. E&Y provided services during the transition period related to the review of the registration statement filed in November 2011.

Tax Fees

These are fees for professional services rendered with respect to tax compliance, tax advice and tax planning. During fiscal 2011, E&Y provided services relating to review of the Company’s subsidiaries’ tax compliance in the United Kingdom, and Withum provided services related to the preparation of 2011 corporate tax returns. For the transition period, E&Y provided services related to the Company’s tax returns for Spectrum and to the subsidiaries’ tax compliance in the United Kingdom.

All Other Fees

These are fees for services that do not meet the above category descriptions. During fiscal 2011, E&Y provided services relating to due diligence in connection with our acquisitions of SenDEC and Spectrum Control, Inc.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by its auditors prior to their engagement for such services. The Audit Committee has delegated to each of its members the authority to grant pre-approvals, such approvals to be presented to the full Committee at the next scheduled meeting. None of the fees paid under the categories Audit-Related Fees, Tax Fees, and All Other Fees, if any, were approved by the Audit Committee after the services were rendered pursuant to the de minimis exception established by the SEC, prior to the services being rendered.

Recommendation of our Board of Directors

A majority of the votes of shares present at the meeting and entitled to vote must vote “FOR” this proposal to approve this proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ended November 30, 2012.

ADDITIONAL INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

A copy of the Company’s transition report on Form 10-K for the six-month period ended November 30, 2011, as filed with the Securities and Exchange Commission, without exhibits, will be sent to any stockholder without charge upon written request addressed to API Technologies Corp., to the attention of the Secretary, 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819.

Stockholder Proposals for 2013 Annual Meeting

Stockholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting Proxy Statement, must submit their proposals so that they are received by the Secretary of the Company no later than the close of business on November 7, 2012. Stockholders who wish to present a nominee for inclusion in the proxy materials must submit their nomination so that it is received by the Secretary of the Company no later that January 11, 2013. Stockholders should submit their proposals and nominations by means that permit them to prove the date of delivery. The proposals and nominations are to be sent to 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819, attention: Secretary. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal or nomination does not guarantee that it will be included.

If a shareholder wishes to present a proposal at our 2013 annual meeting and the proposal is not intended to be included in the Company’s proxy statement relating to the 2013 annual meeting, the shareholder must give advance notice to the Secretary of the Company no later than January 21, 2013.

Method of Proxy Solicitation

The cost of solicitation of the proxies will be borne by us. In addition to solicitation of the proxies by use of the mails, certain of our officers, directors and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile, email or other electronic means. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

By Order of the Board of Directors

/S/ BRIAN R. KAHN
Brian R. Kahn Chairman and Chief Executive Officer

March 7, 2012

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — API TECHNOLOGIES CORP.

ANNUAL MEETING OF STOCKHOLDERS OF API TECHNOLOGIES CORP.

4705 S. Apopka Vineland Rd., Suite 210

Orlando, Florida 32819

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian R. Kahn as proxy for the undersigned, with full power of substitution, and hereby authorizes him, to represent and vote, as designated on the reverse, all shares of common stock of API Technologies Corp. (the “Company”) held of record by the undersigned on February 23, 2012 at the Annual Meeting of Stockholders to be held at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819, on April 11, 2012, at 10:00 a.m. local time or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on April 11, 2012 — our Transition Report on Form 10-K, this Proxy Statement and form of proxy card are available at www.apitech.com/investor-relations/financial-information/annual-report-and-proxy

If you do not vote via the internet or telephone, please date, sign and mail your proxy card in the envelope provided or fax to 312-601-2312 to Attn: Proxy Dept. no later than 11:59 p.m. Eastern Time April 9, 2012

(Continued and To Be Signed on the Reverse Side.)

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
11:59 p.m., Eastern Time, the day before the meeting.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/ATNY • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND “FOR” PROPOSAL 2.

1. Election of Directors:		01 - Matthew E. Avril	02 - Kenton W. Fiske	03 - Brian R. Kahn	04 - Melvin L. Keating	05 - Kenneth J. Krieg	+

☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
	FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain

2. Ernst & Young LLP as the Independent Registered Public Accounting Firm.	☐	☐	☐	3. On such other matters as may come properly before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. Please note that supporting documentation is required as proof of signing authority, when the person(s) signing is not the name that appears on the proxy mail label. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

ANNUAL MEETING OF STOCKHOLDERS

OF

API TECHNOLOGIES CORP.

4705 S. Apopka Vineland Rd., Suite 210

Orlando, Florida 32819

Voting Direction Form for holders of Exchangeable Shares

of API Nanotronics Sub, Inc.

THIS VOTING DIRECTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF API TECHNOLOGIES CORP.

The undersigned holder of Exchangeable Shares of API Nanotronics Sub, Inc. has the right to instruct Equity Financial Trust Company (“Equity”) in respect of the exercise of their votes at the Annual Meeting of Stockholders of API Technologies Corp. to be held at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819, on April 11, 2012, at 10:00 a.m. local time, as follows:

•	To instruct Equity to exercise the votes to which the holder is entitled as indicated below; OR

•	To instruct Equity to appoint the holder, or the holder’s designee, as proxy to exercise personally the votes to which the holder is entitled as indicated below.

PLEASE SELECT ONE OF THE FOLLOWING:

☐	Direct Equity to Vote Exchangeable Shares — The holder hereby directs Equity to vote as indicated below and authorizes it to represent and vote, as indicated above, all of the voting rights attached to the Exchangeable Shares which the holder may be entitled to vote at the Annual General Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with the discretionary authority as to any other matters that may properly come before the Annual General Meeting.

☐	Appointment of the Holder, or the Holder’s Designee as Proxy — The holder hereby directs Equity to appoint as holder and authorizes them to represent and vote, as indicated above, all of the voting rights attached to the Exchangeable Shares which the holder may be entitled to vote at the Annual General Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Annual General Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE SECOND SECTION BUT DOES NOT PROVIDE A DESIGNEE NAME, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED EQUITY TO VOTE THEIR VOTING RIGHTS AS INDICATED AS IF THE FIRST BOX HAD BEEN CHECKED.

Please date, sign and mail

your voting direction form in the envelope provided

or fax to 416-595-9593 Attn: Proxy Dept.

no later than 11:59 p.m. Eastern Time April 9, 2012

API TECHNOLOGIES CORP.

April 11, 2012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR BY FAX.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1) ELECTION OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING DIRECTION FORM PROMPTLY USING THE ENCLOSED ENVELOPE OR FAX TO 416-595-9593, ATTN: PROXY DEPT.	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	Nominees: O Matthew E. Avril O Kenton W. Fiske O Brian R. Kahn O Melvin L. Keating O Kenneth J. Krieg

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: —

	(2) PROPOSAL NO. 2 Ernst & Young LLP as the Independent Registered Public Accounting Firm.	For Against Abstain ☐ ☐ ☐

(3) On such other matters as may come properly before the meeting.

Signature of Exchangeable Shareholder:

                                              Date:

Signature of Exchangeable Shareholder:

                                              Date:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

NOTE:

Please sign exactly as your name or names appear on this Voting Direction Form. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. Please note that supporting documentation is required as proof of signing authority, when the person(s) signing is not the name that appears on the proxy mail label. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on April 11, 2012 — our Transition Report on Form 10-K and this Proxy Statement are available at www.apitech.com/investor-relations/financial-information/annual-report-and-proxy